                                                                 EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT is made and entered into as of July 23, 1997, by and between Alliance Imaging, Inc., a Delaware corporation (hereinafter called the "Corporation"), and Vincent S. Pino (hereinafter called the "Executive").

                                WITNESSETH THAT:

     A. The Compensation Committee of the Board of Directors of the Corporation has previously determined that the execution of employment agreements with certain of the Corporation's key executives, including Executive, that provide, among other things, for severance compensation benefits under the circumstances described herein, will assist the Corporation in attracting and retaining highly qualified individuals to serve as executive employees of the Corporation. As a result, the Corporation and the Executive previously entered into an Amended and Restated Employment Agreement dated as of June 6, 1994 which was further amended and restated as of May 15, 1997 (the "Original Agreement").

     B. Simultaneously herewith, the Corporation is entering into an Agreement and Plan of Merger (the "Merger Agreement") with Newport Investment LLC, pursuant to which a subsidiary of Newport Investment LLC will be merged with and into the Corporation (the "Merger"), on the terms and subject to the conditions set forth in the Merger Agreement.

     C. In connection with the proposed Merger, the Compensation Committee of the Board and Executive wish to amend and restate the terms of the Original Agreement in certain respects, and therefore wish to enter into this Agreement to evidence their agreement, as so amended and restated, on the terms and conditions of Executive's employment by the Corporation.

     D. The Corporation desires to continue to employ the Executive as its Chief Operating Officer ("COO"), and the Executive desires to continue in such employment;

     NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

     1.  Employment and Term.
         -------------------

     (a) Employment.  The Corporation shall employ the Executive as the COO of
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the Corporation, and the Executive shall so serve, for the term set forth in
Paragraph 1(b).

     (b) Term.  The term of the Executive's employment under this Agreement
         ----
shall commence on the Effective Time (as defined in the Merger Agreement) of the Merger and shall end on the third anniversary of the Effective Time of the Merger, subject to the extension of such term as hereinafter provided and subject to earlier termination as provided in Paragraph 9. The expiration of the term of this Agreement shall be extended automatically for three (3) additional months as of the last day of the month in which the fifteen month anniversary of the Effective Time of the Merger shall occur and each quarterly anniversary thereof unless, no later than thirty (30) days prior to any such renewal date, either the Board of Directors of the Corporation (the "Board"), on behalf of the Corporation, or the Executive gives written notice to the other, in accordance with Paragraph 15, that the expiration of the term of this Agreement shall not be so extended. The period of employment as provided in this Paragraph 1(b) is sometimes referred to herein as the "Term".

     (c) Effectiveness.  This Agreement shall not become effective until the
         --------------
Effective Time of the Merger. If the Merger Agreement shall terminate, this Agreement shall also terminate and the Original Agreement shall remain in full force and effect. The Corporation's entering into the Merger Agreement and the execution of the Stockholders Agreement referred to therein shall not, on their own, be a change of control under the Original Agreement.

     2.  Duties.  During the Term, the Executive shall serve as COO of the
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Corporation and have all powers and duties consistent with such positions.  The
Executive shall devote substantially his entire time during reasonable business hours (reasonable sick leave and vacations excepted) and use diligent efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder; provided, however, that Executive may engage in and devote time to
           --------  -------
other non-competitive activities to the extent that such time spent is immaterial and does not interfere with Executive's obligations hereunder. During the term of employment, Executive shall report to the Board. Executive's duties shall be performed principally from his current office location in Evergreen, Colorado as well as at the Corporation's current offices located in Anaheim, California, consistent with past practice, and Executive shall not be required to perform duties inconsistent with such past practice, unless Executive otherwise agrees in writing. Notwithstanding the foregoing, Executive may be required to travel in the conduct of the Corporation's business and to discharge his duties hereunder, provided that the amount and nature of such travel is reasonably consistent with the amount and nature of travel engaged in by Executive during the twelve-month period immediately preceding the date of this Agreement.

     3.  Salary.
         ------

     (a) Base Salary.  For services performed by the Executive for the
         -----------
Corporation pursuant to this Agreement during the period of employment as provided in Paragraph 1(b) hereof, the Corporation shall pay the Executive a base salary at the rate of two hundred seventy-five thousand dollars ($275,000) per year, payable in substantially equal installments in accordance with the Corporation's regular payroll practices. The Executive's base salary (with any increases under paragraph (b), below) shall not be subject to reduction. Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Corporation or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the base salary to which the Executive shall be entitled under this Agreement.

     (b) Salary Increases.  During the period of employment as provided in
         ----------------
Paragraph 1(b) hereof, the base salary of the Executive shall be reviewed no less frequently than annually by the Board to determine whether or not the same should be increased further in light of the duties and responsibilities of the Executive and the performance thereof (taking into account the growth of the Corporation's business), and if it is determined by the Board that an increase is merited, such increase shall be promptly put into effect and the base salary of the Executive as so increased shall constitute the base salary of the Executive for purposes of Paragraph 3(a).

     4.  Annual Bonuses.  (a)  For each calendar year during the term of
         --------------
employment after December 31, 1997, the Executive shall be eligible to receive a cash bonus based on the Corporation's achievement of certain operating and/or financial goals, with an annual target bonus amount (based on the Corporation's achievement of a reasonable operating budget to be approved by the Board on or prior to February 15 of each year) equal to 60% (the "Target Bonus") of the Executive's then current annual base salary. The bonus plan shall be adopted and administered by the Compensation Committee of the Board and shall be substantially similar to the Executive's current bonus program with respect to the formula for determining the extent to which the Executive's Target Bonus is achieved or exceeded based on the extent to which the operating budget is achieved or exceeded.

     (b) For calendar year 1997, the Executive shall be entitled to receive a cash bonus based upon achievement of the performance objectives previously established and at the percentages of Base Salary previously set for such calendar year; provided, however, that appropriate adjustments shall be made to
               --------  -------
the performance criteria for 1997 so as to eliminate the impact of the transactions contemplated by the Merger Agreement on the achievement of the 1997 performance objectives (including, without limitation, eliminating expenses associated with such transaction and the debt service charges associated with the debt incurred to finance such transaction).

     5.   Equity Incentive Compensation.  During the term of employment
          -----------------------------
hereunder the Executive shall be eligible to participate in the Company's Stock Option Plan, the terms of which are described on Exhibit A. Executive shall be granted 1,700,000 options under such plan as of the Effective Time (assuming a $1/share value; 154,545 options assuming an $11/share value).

     6.  Impact of Merger Transaction.
         ----------------------------

     (a) Long Term Incentive Plan. Pursuant to the provisions of the
         ------------------------
Corporation's Amended and Restated Long Term Incentive Plan ("LTIP") Executive's pro-rata accrued benefits under the LTIP (in the amount determined by the Compensation Committee of the Board prior to the Merger), shall be payable on the date of consummation of the merger transaction (the "Merger") pursuant to the Merger Agreement and following the Merger Executive shall continue to participate in the LTIP at the same level as previously established in accordance with its terms.

     (b) Payment Under Original Agreement.  The Corporation shall pay to
         --------------------------------
Executive $500,000, in full satisfaction of the Corporation's obligations under
Section 3.2 of the Original Agreement, with $165,000 of such amount payable at the Effective Time of the Merger, and $335,000 payable on January 2, 1998.


     7.  Other Benefits.  In addition to the compensation described in
         --------------
Paragraphs 3 through 6, above, the Executive shall also be entitled to the following:

     (a) Expense Reimbursement.  Executive will be reimbursed all reasonable,
         ---------------------
ordinary and necessary business expenses, including expenses for entertainment, travel and similar items that are approved by the Corporation in accordance with its regular policy(ies) for business expense reimbursement. The Corporation will reimburse Executive for all expenses upon a presentation by Executive of itemized accounts of such expenditures in accordance and in the manner and on a form reasonably prescribed by the Corporation.

     (b) Car Allowance.  The Corporation shall pay to the Executive, on the
         -------------
first day of each month during the term of employment, a monthly automobile allowance (the "Automobile Allowance") of not less than $1,000, to help defray the costs associated with Executive's acquisition or maintenance (by lease or otherwise) of an automobile and the related insurance and maintenance therefor.

     (c) Vacation.  The Executive shall be entitled to all legal holidays, and
         --------
five (5) weeks paid vacation per annum, with the option to accrue up to two weeks of any unused vacation time to subsequent periods or to collect payment for up to two weeks of any unused vacation at the end of each fiscal year at the Executive's then base salary.

     (d) Insurance and Benefits.  The Executive and his "dependents," to the
         ----------------------
extent eligible thereunder, shall be entitled to participate in all employee and executive benefit plans, programs and policies currently available to other Corporation employees of comparable status, title and experience, as well as any plans, programs and policies adopted by the Corporation during the Term of this Agreement.

     (e) Life Insurance. The Executive shall reasonably cooperate in any effort by the Corporation to secure additional key man life insurance on his life, in such amount as may be determined by the Board with the beneficiaries designated by the Corporation.

     (f) Participation in Other Benefit Plans.  In addition to the foregoing,
         ------------------------------------
the Executive shall be entitled to participate in all of the other various retirement, welfare, fringe benefit, executive perquisite, and expense reimbursement plans, programs and arrangements of the Corporation to the same extent that any senior executive of the Corporation is eligible for participation under the terms of such plans, programs and arrangements.

     8.  Confidentiality.  In view of the fact that Executive's work as an
         ---------------
executive of the Corporation will bring Executive into close contact with many confidential affairs of the Corporation, including matters of a business nature, such as information about customers (including pricing information), costs, profits, markets, sales, strategic plans for future development and any other information not readily available to the public, Executive hereby agrees:

     (a) To keep secret all confidential matters of the Corporation (including without limitation such matters which the Corporation notifies Executive are confidential) learned prior to the date of this Agreement and in the course of Executive's employment hereunder, and not to disclose them to anyone outside of the Corporation, either during or after Executive's employment with the Corporation, or both, until such time as the Corporation gives its written consent to such disclosure;

     (b) To deliver promptly to the Corporation on termination of Executive's employment by the Corporation or at any other time the Corporation may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Corporation's business which Executive may then possess or have under Executive's control; and

     (c) That violation of this Paragraph 8 would cause the Corporation irreparable damage for which the Corporation cannot be reasonably compensated in damages in an action at law, and therefore in the event of any breach or threatened breach by Executive of this Paragraph 8, the Corporation shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). This provision shall not, however, be construed as a waiver of any of the rights which the Corporation may have for damages under this Agreement or otherwise, and all of the Corporation's rights and remedies shall be unrestricted and cumulative.

     9.  Termination.  Unless earlier terminated in accordance with the
         -----------
following provisions of this Paragraph 9, the Corporation shall continue to employ the Executive and the Executive shall remain employed by the Corporation during the entire Term. Paragraph 10 hereof sets forth certain obligations of the Corporation in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 9, Paragraph 10 and Paragraph 11 hereof are defined in Paragraph 9(d), below.

     (a) Death or Disability.  Except to the extent otherwise provided in
         -------------------
Paragraph 10 with respect to certain post-Date of Termination payment obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled upon the earlier of (i) the end of a six (6)-consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially all of his usual and customary duties under this Agreement or (ii) the date that a reputable physician selected by the Board, and as to whom the Executive has no reasonable objection, determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Executive's usual and customary duties under this Agreement for a period of at least six (6) consecutive months. If any question arises as to whether the Executive is disabled, upon reasonable request therefor by the Board, the Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. In accordance with Paragraph 15, the Board shall promptly give the Executive written notice of any such determination of the Executive's disability and of any decision of the Board to terminate the Executive's employment by reason thereof.

     (b) Discharge for Cause.  In accordance with the procedures hereinafter set
         -------------------
forth, the Board may discharge the Executive from his employment hereunder for Cause. Except to the extent otherwise provided in Paragraph 10 with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged for Cause. Any discharge of the Executive for Cause shall be communicated by a Notice of Termination to the Executive given in accordance with Paragraph 15 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon and (ii) if the Date of Termination is to be other than the date of receipt of such notice, specifies the termination date (which date shall in all events be within fifteen
(15) days after the giving of such notice). In the case of a discharge of the Executive for Cause, the Notice of Termination shall include a copy of a resolution duly adopted by the Board at a meeting called and held for such purpose authorizing such action. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination.

     (c) Termination for Other Reasons.  The Corporation may discharge the
         -----------------------------
Executive without Cause by giving written notice to the Executive in accordance with Paragraph 15 at least thirty (30) days prior to the Date of Termination. The Executive may resign from his employment by giving written notice to the Corporation in accordance with Paragraph 15 at least thirty (30) days prior to the Date of Termination. Except to the extent otherwise provided in Paragraph 10 with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged without Cause or resigns.

     (d) Definitions.  For purposes of this Agreement, the following capitalized
         -----------
terms shall have the meanings set forth below:

     (i) "Accrued Obligations" shall mean, as of the Date of Termination, the
          -------------------
sum of (A) the Executive's base salary under Paragraph 3 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid. For the purpose of this Paragraph 9(d)(i), the amount of bonus accrued shall be equal to (A) the Average Bonus, multiplied by
(B) a fraction equal to the number of days in such year preceding the Date of Termination divided by 365.

     (ii) "Average Bonus" means (A) if a termination of employment of the
           -------------
Executive occurs prior to January 1, 1999, the Target Bonus of the Executive payable in respect of the calendar year in which such termination occurs and (B) if a termination of employment of the Executive occurs on or after January 1, 1999, the actual cash bonus earned by the Executive pursuant to Section 4 for the calendar year completed immediately prior to the time in question.

     (iii)   "Cause" means that any of the following has occurred with respect
              -----
to Executive: (A) Executive has committed a felony (other than a motor vehicle moving violation); (B) Executive has stolen funds or property from the Corporation or otherwise engaged in fraudulent conduct against the Corporation;
(C) Executive has engaged in knowing and willful misconduct which is materially injurious to the Corporation; (D) Executive has failed or refused to comply with the directions of the Board that are reasonably consistent with Executive's current executive employee title and the terms of this Agreement, the failure with which to comply is materially injurious to the Corporation; or (E) Executive has repeatedly failed or refused to comply with the directions of the Board that are reasonably consistent with Executive's current executive employee title and the terms of this Agreement. Notwithstanding clause (E) of the preceding sentence, no act or omission by the Executive shall constitute Cause hereunder unless the Corporation has given detailed written notice thereof to the Executive, and the Executive has failed to remedy such act or omission within a reasonable time after receiving such notice.

     (iv) "Date of Termination"  shall mean (A) in the event of a discharge of
           -------------------
the Executive by the Board for Cause, the date the Executive receives a Notice of Termination, or any later date specified in such Notice of Termination, as the case may be,

(B) in the event of a discharge of the Executive without Cause or a resignation by the Executive, the date specified in the written notice to the Executive (in the case of discharge) or the Corporation (in the case of resignation), which date shall be no less than thirty (30) days from the date of such written notice, (C) in the event of the Executive's death, the date of the Executive's death, and (D) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 9(a), the date the Executive receives written notice of such termination (or, if earlier, six (6) months following the date the Executive's disability began).

     (v) "Good Reason"  shall mean any of the following:
          -----------

     (A) the Corporation reduces Executive's base salary; or

     (B) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's positions with the Corporation as set forth in this Agreement (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 2; or

     (C) any material failure by the Corporation to comply with any of the provisions of this Agreement, which is not remedied within 15 days after notice thereof from the Executive.

     (D) the Corporation requires Executive to change the location of his principal office or offices in a manner inconsistent with Paragraph 2 hereof;

     (E) the Corporation or the Board shall notify the Executive that it does not want to renew the Term pursuant to Paragraph 1(b); or

     (F) the Corporation otherwise subjects Executive to abusive, critical or adversarial conditions such that there is a material worsening of the general quality of Executive's job conditions immediately prior to such change.

     10.  Obligations of the Corporation Upon Termination.  The following
          -----------------------------------------------
provisions describe the obligations of the Corporation to the Executive under this Agreement upon termination of his employment.

     (a) Death, Disability, Discharge for Cause, or Resignation Without Good
         -------------------------------------------------------------------
Reason.  In the event this Agreement terminates pursuant to Paragraph 9(a) by
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reason of the death or disability of the Executive, or pursuant to Paragraph
9(b) by reason of the discharge of the Executive by the Corporation for Cause, or pursuant to Paragraph 9(c) by reason of the resignation of the Executive other than for Good Reason, the Corporation shall pay to the Executive, or his heirs or estate, in the event of the Executive's death, all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination; provided further that in the event this Agreement terminates pursuant to Paragraph 9(a) by reason of the disability of the Executive, the Corporation shall continue to provide to the Executive, for a period of twenty-four (24) months from the commencement of such disability, all health benefits at least equal to those which would have been provided to Executive in accordance with the plans, programs and arrangements referred to in Paragraph 7 of this Agreement, in addition to any other benefits or payments to which Executive is entitled hereunder or otherwise.

     (b) Discharge Without Cause or Resignation with Good Reason.  In the event
         -------------------------------------------------------
that this Agreement terminates pursuant to Paragraph 9(c) by reason of the discharge of the Executive by the Corporation other than for Cause, death or disability or by reason of the resignation of the Executive for Good Reason (any such termination, a "Severance"):

     (i) The Corporation shall pay all Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination;

     (ii) For a period equal to the greater of two years and the remainder of the Term (assuming the Term had not expired on the Date of Termination), the Corporation shall continue to provide benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs and arrangements referred to in Paragraph 7 of this Agreement; and

     (iii) The Corporation shall, at its sole expense (not to exceed $25,000), provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive.

     11.  DEFRA Limitation.  (a)  Notwithstanding anything in this Agreement to
          ----------------
the contrary, in the event that the provisions of the Deficit Reduction Act of 1984 ("DEFRA") relating to "excess parachute payments" shall be applicable to any payment or benefit received or to be received by Executive in connection with a termination of the Executive's employment with the Company, then the total amount of payments or benefits payable to Executive which are deemed to constitute parachute payments shall be reduced to the largest amount such that provisions of DEFRA relating to "excess parachute payment" shall no longer be applicable. Should such a reduction be required, the Executive shall determine, in the exercise of his sole discretion, which payment or benefit to reduce or eliminate. Pending such determination, the Company shall continue to make all other required payments to Executive at the time and in the manner provided herein and shall pay the largest portion of any parachute payments such that the provisions of DEFRA relating to "excess parachute payments" shall no longer be applicable.

     (b) Recharacterization of Payments.  Due to the complexity in the
         ------------------------------
application of Section 280(G) of the Code, it is possible that payments made or benefits received hereunder or under the Original Agreement should not have been made under Paragraph 11(a) (an "Overpayment"). In the event that it is determined in writing by the Company's outside auditors in their reasonable good faith judgment or by any court of competent jurisdiction that an Overpayment has been made resulting in an "Excess Parachute Payment" as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), then any such Overpayment shall be treated for all purposes as an unsecured, long-term loan from the Company to the Executive, his personal representative, his successors or assigns, as the case may be, that is payable, together with accrued interest from the date of the making of the Overpayment at the rate of 8% per annum on the later to occur of the third anniversary of the payment of such Overpayment, or 6 months following the date upon which it is determined an Overpayment was made. Should it be determined that such an Overpayment has been made, the Executive shall determine, in the exercise of his sole discretion, which payments or benefits shall be deemed to constitute the Overpayment.

     12.  No Set-Off or Mitigation.  The Corporation's obligation to make the
          ------------------------
payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

     13.  Payment of Certain Expenses.  The losing party in any suit or
          ---------------------------
proceeding to enforce this Agreement shall reimburse the prevailing party for all reasonable costs and expenses incurred in connection with such suit or proceeding.

     14.  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law, and such successor shall be deemed the "Corporation" for purposes of this Agreement.

     15.  Notices.  All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

 (a) If to the Board or the Corporation, to:

     Richard N. Zehner
     Alliance Imaging, Inc.
     1065 North PacifiCenter Drive, Suite 200
     Anaheim, CA  92806

     with a copy to:

     Joshua Harris
     Apollo Management, L.P.
     1301 Avenue of the Americas, 38th Floor
     New York, NY  10019

(b)  If to the Executive, to:

     Vincent S. Pino
     31441 Island Drive
     Evergreen, Colorado  80439

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     16.  Indemnification.  The Corporation agrees to indemnify the Executive to
          ---------------
the fullest extent permitted by law for his services to, or on behalf of the Corporation, as an Executive hereunder, as a director (as applicable) and in any and every other capacity in which he may serve the Corporation or its interests. In furtherance of such agreement to indemnify, but not by way of limitation, the terms of the Corporation's certificate of incorporation and by-laws providing for such indemnification and payment of expenses, as in effect on the date hereof (and, which are attached hereto as Exhibit B), are hereby incorporated by
                                          ---------
reference as if fully stated herein. For the purpose of this Agreement, any amendment to said certificate of incorporation or by-laws shall not be effective to reduce, qualify or otherwise limit the scope, benefit or enforceability of this provision; provided, however, if any such amendment extends or improves the
                --------  -------
scope, benefit or enforceability of the indemnification and payment of expenses contained in such certificate of incorporation or by-laws for any officer, director, employee or agent, such extended or improved provisions shall be deemed to be incorporated by reference herein for the benefit of the Executive without any further action by the Corporation or the Executive.

     17.  Tax Withholding.  The Corporation shall provide for the withholding of
          ---------------
any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of the Corporation to or for the benefit of the Executive under this Agreement or otherwise. The Corporation may, at its option: (a) withhold such taxes from any cash payments owing from the Corporation to the Executive, (b) require the Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding obligations and/or (c) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

     18.  Arbitration.  Except as to (a) actions described in Paragraph 8(d) and
          -----------
(b) any controversy or claim which the Executive elects, by written notice to the Corporation, to have adjudicated by a court of competent jurisdiction, any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Los Angeles, California in accordance with the laws of the State of California. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The costs and expenses of the arbitrator(s) shall be borne by the Corporation. The award of the arbitrator(s) shall be binding upon the parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     19.  No Assignment.  Except as otherwise expressly provided herein, this
          -------------
Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     20.  Execution in Counterparts.  This Agreement may be executed by the
          -------------------------
parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     21.  Jurisdiction and Governing Law.  Except as provided in Paragraph 15,
          ------------------------------
jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of California, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of California, other than the conflict of laws provisions of such laws.

     22.  Severability.  If any provision of this Agreement shall be adjudged by
          ------------
any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the Executive consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

     23.  Prior Understandings.  This Agreement embodies the entire
          --------------------
understanding of the parties hereto and, upon its effectiveness, will supersede all other oral or written agreements or understandings between them (including, without limitation, the Original Agreement) regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Attest:                                 CORPORATION



_____________________                   By:  __________________________________
Name:                                        Name:

                                        Title: ________________________________


                                               EXECUTIVE


                                        By:  __________________________________
                                             Name:

                                        Title:  _______________________________

                                                                       EXHIBIT A


Issuer                       Alliance Imaging, Inc. ("Company")

Percent of                   Assuming $45,000,000 in initial equity at $1 per
Outstanding Common           share, options with respect to a total of 5,800,000
StocK                        shares will be available for grant. Options will be
                             incentive stock options if permitted by the rules applicable to incentive stock options.

Allocation                   The option shares shall be allocated by the
                             Compensation Committee of the Board of Directors
                             (the "Compensation Committee").

Time Vesting                 50% of the total number of available options will
                             time vest in equal increments over four years ending on the fourth anniversary of the last day of the month during which the merger of a subsidiary of Newport Investment LLC into the Company shall become effective. In the event of a sale of the Company to a nonaffiliated party that is followed within one year by the termination of employment by the Company without cause or by the employee for good reason, all of the options described in the preceding sentence allocated to such terminated employee shall vest immediately upon such termination.

PERFORMANCE VESTING          Tier One: 25% of total available options will vest
                             --------
                             based upon the attainment by the Company of the


                                            Year        Target
                                            ----        -----
                                            1998        $1.35
                                            1999        $1.82
                                            2000        $2.46
                                            2001        $3.32

                             Tier Two:  25% of total available options will
                             --------
                             vest based upon the attainment by the Company of the following per share corporate value targets:


                                               Year            Target
                                               ----            ------
                                               1998             $1.40
                                               1999             $1.96
                                               2000             $2.74
                                               2001             $3.84

                             For each target that is achieved, the options attributable to that year for such target will vest on December 31 of such year, provided that the determination as to whether a target was achieved shall be made when the Company's audited financials for such year become available. If the target per share equity levels for a tier are not achieved for any year, the Compensation Committee, upon consultation with management, will have the discretion to cause all or part of such options to vest. In addition, for any year in which a per share equity target for a tier is missed by less than 20%, the shares that did not vest in such year with respect to such tier shall vest if either (i) the per share equity target for such tier is attained for the next succeeding year, or (ii) for the next succeeding year the per share equity target for a tier is missed by less than 20% and the per share equity target is attained for the second succeeding year. Per share equity will equal (((i) EBITDA for the relevant calendar year times
                             (ii) six); plus ((i) 12/31 cash plus the aggregate
                                        ----
                             exercise price of vested options and options which vest with respect to the per share equity targets achieved in such year, minus (ii) 12/31 debt)); divided by (as of 12/31) (i) number of shares
                             ----------
                             outstanding plus (ii) number of shares subject to vested options and options which vest with respect to the per share equity targets achieved in such year.

                             In the event of the sale of the Company (including a merger, the sale of substantially all assets, or the sale of the stock of the Company), other than to an affiliate of Apollo prior to 12/31/01, all performance-based options for a tier will vest if the fair market value of the per share consideration received in the sale (after giving effect to the vesting described herein) equals or exceeds the per share equity target established for the applicable tier for the year in which such transaction occurs (with such target to be prorated for the time that a sale closes during any such year).

Exercise Price               $1 per share, Apollo's assumed per share buy-in
                             price

Expiration Date              Options expire ten years from the date of
                             grant.

Tag Along/                   Shares purchased pursuant to the options
Drag Along Rights            ("Shares") will have the benefit of tag along
                             rights if the Company is sold and be subject to drag along rights in favor of the Company and/or the controlling stockholder.

Repurchase Right             Vested options and Shares will be subject to
                             repurchase rights in favor of the Company and Apollo beginning 60 days after a termination of employment at the fair market value thereof. If employment is terminated, employee must exercise all vested options within (x) 30 days if such termination shall be for cause or due to the resignation of the employee without good reason and
                             (y) 60 days in all other instances other than death or disability, in which case options must be exercised within 6 months. The options will provide for a cashless exercise option. Employee is entitled to the fair market value of shares received upon exercise of such options if the repurchase right is exercised.

VESTING Vesting of options will occur only during an employee's term of employment.

REGISTRATION RIGHTS          Within one year after the Company's next public
                             offering of equity securities, the Company will register the options under the plan and all other employee options of the

                             Company on Form S-8.

IPO If the Company sells shares of Common Stock in a qualified public offering (the "IPO") before 12/31/01, the per share equity performance targets for 12/31 of each year after the close of the IPO will be measured against the average closing stock price for the 30 trading days immediately preceding the applicable target date. All tag along/drag along rights and repurchase rights terminate upon consummation of the IPO.

                             If, after an IPO, Apollo shall sell more than 50% of its original stockholdings at an average price exceeding the pro rata target for a performance tier, the options relating to such tier shall thereafter vest solely upon time vesting in accordance with the original time vesting options.

                             Compensation Committee will consider whether the performance targets should be revised in light of the IPO.